SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                            ------------------------

                            YORK RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                      06-0608633
  (State of incorporation)              (I.R.S. Employer Identification Number)

                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York 10017
                                 (212) 557-6200
          (Address and Telephone Number of Principal Executive Offices)

                               Robert M. Beningson
                                    President
                            York Research Corporation
                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York 10017
                                 (212) 557-6200
            (Name, address and telephone number of agent for service)

                              --------------------
                                    Copy to:

                              Philip S. Olick, Esq.
                                 Moses & Singer
                           1301 Avenue of the Americas
                          New York, New York 10019-6076
                                 (212) 554-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                     Proposed
                                     maximum      Proposed
Title of                             offering     maximum           Amount of
securities          Amount to        price per    aggregate         registration
to be registered    be registered    share*       offering price    fee**
- ----------------    -------------    ---------    --------------    ------------
Common Stock,       180,000          $6.50        $1,170,000        $403.46
$.01 par value      shares

The prospectus includes an additional 172,486 shares of Common Stock, the registration fee for which was paid in connection with Registration Statement No. 33-73616.

================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The Prospectus included in the Registration Statement is for use in connection with this Registration Statement and Registration Statement No. 33-33-73616.

- ----------

* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the exercise price of 6.50 per share of Common Stock of the Company issuable under the Class C Warrants (as defined under "Description of Securities, infra).

**   [X = (Proposed maximum aggregate offering price) x (.00034483)]

                            YORK RESEARCH CORPORATION
                         CROSS REFERENCE SHEET REQUIRED
                        BY ITEM 501(b) OF REGULATION S-K

             Form S-3
      Item Number and Caption                    Caption in Prospectus
      -----------------------                    ---------------------

1.    Forepart of Registration              Facing Page of Registration
      Statement and Outside                 Statement; Cross Reference Sheet
      Front Cover Page of                   and Cover Page of Prospectus
      Prospectus

2.    Inside Front and Outside              Available Information; Information
      Back Cover Pages of                   Incorporated by Reference and
      Prospectus                            Table of Contents

3.    Summary Information, Risk             The Company; Certain Risk
      Factors and Ratio of Earnings         Factors
      to Fixed Charges

4.    Use of Proceeds                       Use of Proceeds

5.    Determination of Offering             Not Applicable
      Price

6.    Dilution                              Not applicable

7.    Selling Security Holders              Selling Stockholders

8.    Plan of Distribution                  Cover Page of Prospectus; Plan of
                                            Distribution

9.    Description of Securities to          Description of Securities
      be Registered

10.   Interests of Named Experts            Legal Matters; Experts
      and Counsel

11.   Material Changes                      Not Applicable

12.   Incorporation of Certain              Information Incorporated by
      Information by Reference              Reference

13.   Disclosure of Commission              Indemnification of Officers and
      Position on Indemnification           Director
      for Securities Act Liabilities

PROSPECTUS

                               YORK RESEARCH CORPORATION
                            352,486 Shares of Common stock

     York Research Corporation, a Delaware corporation (the "Company"), may from time to time issue and offer to holders of the Warrants (as hereinafter defined) up to a maximum of 352,486 shares of its Common Stock, $.01 par value (the "Common Stock"). The proceeds received by the Company from the sale of the Common Stock will be used for working capital and general corporate purposes.

     All of the shares of Common Stock covered by this Prospectus (such shares hereinafter referred to as the "Warrant Shares") are issuable upon the exercise of certain transferable warrants, 172,486 of which previously were issued pursuant to a Warrant Agreement dated as of November 30, 1993 (the "Class B Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and 180,000 of which are to be issued promptly after the date of this Prospectus pursuant to a Warrant Agreement dated as of ______, 1996, as amended (the "Class C Warrant Agreement") between the Company and the Warrant Agent, to those individuals and entities who purchased the Common Stock of the Company between January 11, 1991 through and including July 24, 1991 and who made claims against the Company in the Class Action Suit (as hereinafter defined) (the "Class Members"). The Class B Warrants (the "Class B Warrants") were previously issued to the Class Members in partial consideration of the settlement of a class action (the "Settlement") brought on behalf of the Class Members in the United Stated District Court for the Southern District of New York (the "Court") under the heading In Re York Research Corporation Securities Litigation, Master File Civil Action No. 91-5040 (LJF) (the "Class Action Suit"). The Settlement was approved by the Court on May 26, 1993. The Class C Warrants (the "Class C Warrants") are to be issued to the Class Members in exchange for an extension of the expiration date of the Class B Warrants to March 31, 1997, and an extension of the time to post a letter of credit to secure the payment of the surrender price of the Class B Warrants to December 31, 1996. The letter dated March 10, 1996 (the "Letter Agreement") providing for the issuance of the Class C Warrants was approved by the Court on June 4, 1996.

     The Warrants provide for (i) an adjustment to the exercise price of the Warrants based on certain antidilutive factors and (ii) a reduction to the exercise price of the Warrants at the option of, and upon notice to the holders of Warrants by, the Company (see "Description of Securities"). The Warrants, when issued, will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a)(10) thereof. In addition, the Class B Warrants are subject to acceleration and redemption by the Company under certain circumstances.

     The issuance of the Warrant Shares by the Company to those holders of Warrants who exercise their right to purchase such Warrant Shares, when made, will be made through the agency of the Warrant Agent under the Class B Warrant Agreement and the Class C Warrant Agreement (together, the "Warrant Agreement"), at the exercise prices provided for in the Warrant Agreement. The period of distribution of the Warrant Shares, as well as the period within which the holders of the Warrants may exercise their rights to acquire Common Stock may occur over an extended period of time up to up to

May 1, 1997, (the "Class B Expiration Date") in the case of the Class B Warrants and _________, 1998 (the "Class C Expiration Date") in the case of the Class C Warrants. See "DESCRIPTION OF SECURITIES", "PLAN OF DISTRIBUTION" and "RISK FACTORS".

     The Company is paying the expenses of registering the Warrant Shares under the Securities Act. Such expenses are estimated to be $25,000 in the aggregate, consisting of filing, legal, accounting, blue sky and other expenses in connection with this offering. The Company will use its best efforts to keep the Registration Statement covering the Warrant Shares current until the later of the Class B Expiration Date and the Class C Expiration Date. If the Company is required to update this Prospectus during such period, the Company may incur additional expenses in connection with this offering in excess of the expenses estimated above.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale of the shares of the Common Stock of the Company offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

     The Company's Common Stock is listed on the NASDAQ National Market System under the symbol "YORK". Neither the Class B Warrants nor the Class C Warrants, when issued, will be listed on the NASDAQ National Market System.

                    -----------------------------------------

                                                 Underwriting
                                 Price to        Discounts and      Proceeds to
                                 Public          Commissions        Company
                                 --------        -------------      -----------
     Per Share................   $6.33*               N/A           $6.33
     Total....................   $2,230,788           N/A           $2,230,788**

- ----------

     * Based on the average of (i) an exercise price of $6.15 per share for the 172,486 shares of Common Stock of the Company issuable under the Class B Warrants, and (ii) an exercise price of $6.50 per share for the 180,000 shares of Common Stock of the Company issuable under the Class C Warrants.

     ** Without deducting expenses payable by the Company of approximately $25,000.

      INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE
                             "CERTAIN RISK FACTORS."

                    -----------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    -----------------------------------------

                The date of this Prospectus is __________ , 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copies may be obtained (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying (at prescribed rates) at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is, and the Warrants, when issued, will be, traded on the National Market System of the National Association of Securities Dealers, Inc. ("NASDAQ"). Reports and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of Common Stock offered hereunder. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the Exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an Exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. The Registration Statement, including the exhibits thereto, may be inspected and copied in the manner and at the locations described above.

     Additional updating information with respect to shares of Common Stock offered hereunder may be provided in the future by means of supplements to this Prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this
Prospectus:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996, all as filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (the "Exchange Act Reports");

          (c) The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders (except in each such case for that material contained in such proxy or information statement which is not deemed to be filed with the Commission pursuant to its rules and regulations); and

          (d) The description of the Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will promptly furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents described above, or otherwise incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Prospectus). Requests should be addressed to York Research Corporation, 280 Park Avenue, Suite 2700 West, New York, New York 10017, Attention: Treasurer (telephone: (212) 557-6200).

                                   THE COMPANY

     The principal executive offices of the Company are located at 280 Park Avenue, Suite 2700 West, New York, New York 10017, telephone (212) 557- 6200.

                              CERTAIN RISK FACTORS

     The purchase of the Common Stock offered hereby involves certain risks. Prospective purchasers should carefully consider the following risk factors, as well as other matters set forth elsewhere in this Prospectus, before making an investment in the Company.

Nature of Cogeneration Industry

     The Company is engaged in the planning, developing, constructing and operation of cogeneration facilities and alternative energy projects. Cogeneration facilities simultaneously produce electricity and recover thermal energy from the combustion of clean burning gas and oil. The nature of cogeneration facilities is such that they require a net investment of money on the Company's part in the development phase. However, the Company has attempted to structure its projects to share this financial risk with partners or joint ventures and as its projects come on line it attempts to structure financing packages to minimize risk to the Company. However, since there are uncertainties in the development of each project, and even once in operation, each project has a limited number of customers, there can be no assurance that any particular project will be operated or developed successfully. To date, each of the Company's cogeneration projects has had only one customer (other than the thermal host) purchasing electricity from the project.

Shares Available for Future Sale

     As of May 31, 1996, the Company had 13,462,857 shares of Common Stock outstanding. As of May 31, 1996, 5,984,653 shares of Common Stock are reserved for issuance in connection with outstanding warrants and stock options (including 352,486 of the shares offered hereby). As of May 31, 1996, all of the Company's issued and outstanding shares are currently eligible for public resale (in some cases subject to compliance with the volume limitations contained in of Rule 144 under the Securities Act). No precise predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale may have on market prices of the Company's Common Stock from time to time. Nevertheless, sales of substantial amounts of the Company's Common Stock in the public market, whether by the Company, or other existing stockholders, could adversely affect prevailing market prices.

                                 USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of Warrant Shares for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

     The Company will issue the Warrant Shares to the holders of the Warrants, through the agency of the Warrant Agent, upon the exercise of the Warrants by such holders in accordance with the terms of the Warrant Agreement. See "DESCRIPTION OF SECURITIES".

                            DESCRIPTION OF SECURITIES

Common Stock

     The holders of Common Stock have no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable.

     The stockholders of the Company may act upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company entitled to vote thereon, except in the following instances, each of which requires the affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares of the Company entitled to vote: (1) any amendment to the By-Laws of the Company; and (2) any amendment to the Certificate of Incorporation of the Company which (a) affects the classification of the Board of Directors of the Company; (b) provides that directors may be removed without cause; and (c) amends the Article in the Company's Certificate of Incorporation which provides for the super majority voting requirements set forth above.

Class A Common Stock

     The Company is authorized to issue up to 10,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"). As of May 31, 1996, no shares of Class A Common Stock had been issued or were outstanding.

     Holders of Class A Common Stock are entitled to (i) one one-hundredth (1/100th) of a vote for each share held; and (ii) the preference to receive a cumulative dividend, declared by the Board of Directors on any other class or series of shares of common stock, in the aggregate amount of $.20 per share. All other rights of holders of Class A Common Stock are the same as holders of Common Stock.

Preferred Stock

     The Company is authorized to issue up to 6,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more classes and series, having such voting rights, dividend and liquidation rights and preferences, redemption, sinking fund and convertibility provisions, and certain other preferences, rights and provisions permitted in the Certificate of Incorporation as the Board of Directors may fix in providing for the issuance of such series without any vote or action by stockholders. As of May 31, 1996, no shares of Preferred Stock had been issued or were outstanding.

Classification of Directors

     The Company's Board is divided into three classes of directors: Class A; Class B; and Class C. Each class is to be a nearly as equal in number as possible. Directors in each class are elected for a term of three years, and hold office until the Annual Meeting of Stockholders in the year in which the term of their office expires and until their successors are qualified. The Company currently has three directors, one director in each class.

Warrants

     Background: The Shares being offered hereunder are issuable upon the exercise of the Warrants. The Class B Warrants were previously issued by the Company to the Class Members pursuant to the Class B Warrant Agreement, and the Class C Warrants are to be issued by the Company to the Class Members pursuant to the Class C Warrant Agreement. The Warrants were and are to be issued to the Class Members in connection with the Settlement and the Letter Agreement. The Settlement was approved by the Court on May 26, 1993 and provided, inter alia, for the issuance to the Class Members of 180,000 Warrants (the "Class B Warrants"), of which 172,486 remain outstanding. The Letter Agreement was approved by the Court on June 4, 1996 and provides for the issuance to the Class Members of 180,000 warrants (the "Class C Warrants").

     Each Class B Warrant is exercisable for one share of Common Stock at an exercise price of $6.15 per share. Each Class C Warrant is exercisable for one share of Common Stock at an exercise price of $6.50 per share. The exercise price of the Warrants may also be reduced unilaterally by the Company, on 30 days notice to holders of the Warrants and the Warrant Agent.

     The Class B Warrants are currently exercisable for Warrant Shares, and the Class C Warrants will be exercisable for Warrant Shares immediately upon their issuance and upon the effectiveness of this Registration Statement. The Class B Warrants expire on the Class B Expiration Date, and the C Warrants expire on the Class C Expiration Date, subject to certain provisions allowing the Class B Warrants to be redeemed or accelerated and the Class B Expiration Date to be extended (as described below).

     The Court approved the issuance of the Warrants pursuant to Section 3(a)(10) of the Securities Act. As a consequence of such approval, the Warrants, when issued by the Company, were exempt from the registration requirements of the Securities Act by virtue thereof. The Class B Warrants are listed on NASDAQ and the Company will, at its own cost and expense, list the Class C Warrants on NASDAQ.

     Redemption and Acceleration: The Class B Warrants may be called in whole or part by the Company at any time, after issuance to the Class Members, on 30 days notice to the holders of the Class B Warrants and the Warrant Agent, for a cash payment by the Company to such holders of $11.50 per Warrant.

     On the Class B Expiration Date, unless the Class B Warrants have been previously called or accelerated (as described below), the Warrants may be exchanged by the holders for $11.50 in cash per Warrant (the "Surrender Price").

     The Company may accelerate the Class B Expiration Date upon 90 trading days notice, provided that (i) the closing price of the Company's Common Stock on the day prior to the day notice is given is at least $11.50 greater than the exercise price, as it may be adjusted from time to time, of the Class B Warrants (the "Acceleration Price"), and (ii) on at least 75 of those 90 trading days the closing price of the Company's Common Stock continues to be at least equal to the Acceleration Price. If the price of the Company's Common Stock fails to reach the Acceleration Price on more than 75 of the 90 trading days, the notice of acceleration shall be null and void. Notice of acceleration may not be given unless the closing price of the Company's Common Stock on the NASDAQ has equalled or exceeded the Acceleration Price on the day prior to the giving of an acceleration notice by the Company.

     Security for Surrender Price of Class B Warrants: The Company has agreed to deliver a letter of credit in the face amount of $1,983,589 (the "Class B Warrant LC") (or, in lieu thereof, $1,983,589 in cash) as security for the Surrender Price of the Class B Warrants on or prior to December 31, 1996.

     Extension of Class B Expiration Date: In the event neither the Class B Warrant LC nor sufficient cash to pay the Surrender Price for all the then outstanding Class B Warrants shall have been delivered at least ten (10) days prior to the Class B Expiration Date, the Class B Warrants shall not expire but rather the Class B Expiration Date may be extended (from time to time) in the sole discretion of the law firms of Milberg Weiss Bershad Hynes & Lerach LLP; Pomerantz Levy Haudek Block & Grossman; and Bernstein Litowitz Berger & Grossman LLP, as "Co-Lead Counsel" until such date as enough cash is available to pay the Surrender Price for all then outstanding Class B Warrants. In the event that the cash delivered is insufficient to pay the Surrender Price for all then outstanding Class B Warrants, the Warrant Agent, at the direction of the Class Members, shall offer to redeem the Warrants pro-rata.

     Antidilution Provisions: The exercise price payable and the number of Warrant Shares purchasable upon the exercise of each Warrant will be subject to adjustment in certain events (such adjusted exercise price, the "Adjusted Exercise Price") including: (a) the issuance of a stock dividend or any other distribution in shares of Common Stock to holders of Common Stock, (b) the issuance of rights, options or warrants to holders of Common Stock, without payment of additional consideration by such holders, entitling them to subscribe to or purchase shares of Common Stock at a price per share that is lower than the average of the daily Closing Prices (as defined in the next sentence) of the Company's Common Stock for the twenty (20) business days prior to the day in question of Common Stock, or (c) the distribution to holders of Common Stock of evidences of indebtedness or certain assets, or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (other than those referred to in (b) above). "Closing Price" shall mean with respect to each day on which the Company's Common Stock is traded on the principal national securities exchange on which the Common Stock is listed or admitted to trading, the last reported sales price on such day or, in case no such reported sales price takes place on such day, the average of the reported closing bid and asked prices. Notwithstanding the foregoing, in case of any consolidation, merger, sale, lease or conveyance of the property of the Company to another corporation as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall have the right, upon exercise of the Warrant, to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Warrants were exercisable immediately prior thereto.

     Procedure for Exercise of Warrants: Warrants may be exercised by surrendering the Warrant certificate to the Warrant Agent at its principal corporate trust office with a purchase form duly completed and signed by the warrantholder (which signature, in the case of an assignee of the Warrants, shall be guaranteed by a bank or trust company satisfactory to the Warrant Agent or a broker dealer which is a member of a national securities exchange) indicating the warrantholder's election to exercise all or a portion of the Warrants evidenced by the certificate. Surrendered Warrants shall be accompanied by payment of the aggregate exercise price of the Warrants to be exercised, which payment may be made in the form of cash or in the form of a bank or certified check (or any combination thereof) equal to the exercise price or the Adjusted Exercise Price of the Warrants. Upon receipt thereof, the Warrant Agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, a certificate representing the number of Warrant Shares purchased. If fewer than all of the Warrants evidenced by any certificate are exercised, the Warrant Agent shall deliver to the exercising warrantholder a new Warrant certificate representing the unexercised Warrants. No fractional shares will be issued upon exercise of Warrants but the Company will pay the cash value of any fractional shares otherwise issuable.

     Public Announcement: Whenever any notice is required to be sent to the holders of Warrants, the Company will also make prompt public announcement of the substance of such notice by news release and by notice to NASDAQ or any national securities exchange on which the Warrants are then listed for trading.

                                  LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby are being passed upon for the Company by Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019-6076.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus (other than the financial statements contained in any quarterly report on Form 10-Q) have been audited by Grant Thornton LLP, independent certified public accountants, for the years ended February 28, 1996, February 28, 1995 and February 28, 1994, as indicated in Grant Thornton LLP's reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as an expert in giving said reports.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article THIRTEENTH of the Company's Certificate of Incorporation provides that the Company shall indemnify any person against any expenses which may be imposed upon or reasonably incurred by him in connection with any action, suit or proceeding in which he may be named as a party defendant by reason of his being or having been a director or officer of the Company provided that the right of indemnification shall not extend to any expenses imposed upon or incurred by him in relation to matters as to which he shall finally be adjudged to be liable for negligence or misconduct in the performance of his duties as such director and officer, or to any sum paid by him to the Company in settlement of an action, suit or proceeding based on his alleged dereliction of duty.

     The Certificate of Incorporation of the Company eliminates or limits the ability of the Company and its stockholders to recover monetary damages from a director for breach of his fiduciary duty as a director; but the law does not permit such provision to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring prior to the date such provision became effective. The foregoing provision does not change a director's duty of care, but it does authorize a corporation to eliminate monetary liability for violations of that duty. In addition, such provision does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation such as the Company has the power to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that they are officers or directors of the corporation, against expenses, judgments, fines and amounts paid in settlement incurred in good faith in connection with such action, suit or proceeding, provided that the officer(s) or director(s) concerned acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities offered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                TABLE OF CONTENTS

Page
- ----
Available Information...........................................................
Information Incorporated by Reference...........................................
The Company.....................................................................
Certain Risk Factors............................................................
Use of Proceeds   ..............................................................
Plan of Distribution............................................................
Description of Securities.......................................................
Legal Matters...................................................................
Experts.........................................................................
Indemnification of Officers and Directors.......................................

                    -----------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution

          The following table sets forth expenses in connection with the issuance and distribution of the securities being registered hereunder, which expenses will be paid by the Company. All of the amounts shown are estimates.

     Securities and Exchange Commission Registration Fee .................. $404

     Printing ........................................................... $5,000

     Legal and Accounting Fees ......................................... $10,000

     Blue Sky Fees ...................................................... $5,000

     Miscellaneous ...................................................... $4,596

                                                                 Total   $25,000

Item 15.  Indemnification of Directors and Officers.

          The information in the Prospectus under the caption "Indemnification of Officers and Directors" is incorporated by reference herein.

Item 16.  Exhibits.

          The following documents are filed as Exhibits to this Registration
Statement:

Exhibit No.    Description
- -----------    -----------

     4         Warrant Agreement.

     5 Opinion of Moses & Singer LLP as to the validity of the shares of Common Stock being registered hereby.

    23(a)      Consent of Grant Thornton LLP

    23(b)      Consent of Moses & Singer LLP (contained in their opinion in
               Exhibit 5).
    24         Power of Attorney (included in the signature page).

Item 17. Undertakings.

          A. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            YORK RESEARCH CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3


                                INDEX TO EXHIBITS

                                                               Sequentially
Exhibit Number                   Description                   Numbered Page
- --------------                   -----------                   -------------
     4                Warrant Agreement                             *

     5                Opinion of Moses & Singer LLP                 *

    23(a)             Consent of Grant Thornton LLP                 *

    23(b)             Consent of Moses & Singer LLP
                      (included in Exhibit 5)

    24                Power of Attorney (included in
                      signature pages forming a part
                      hereof)


* To be filed by amendment.

                                   SIGNATURES

The Registrant

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on this ___ day of August, 1996.

                                             YORK RESEARCH CORPORATION


                                             By:  /s/ Robert M. Beningson
                                                --------------------------
                                                      Robert M. Beningson
                                                      President

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Beningson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registra- tion Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Capacity                           Date
- ---------                    --------                           ----

/s/ Robert M. Beningson      Chairman of the Board,             August _, 1996
- --------------------------      President, Chief Executive
Robert M. Beningson             Officer and Director

/s/ Michael Trachtenberg     Executive Vice President,          August _, 1996
- --------------------------      Chief Financial Officer,
Michael Trachtenberg            Principal Accounting Officer
                                and Secretary

/s/ H. Clifton Whiteman      Director                           August _, 1996
- --------------------------
H. Clifton Whiteman

/s/ Stanley Weinstein        Director                           August _, 1996
- --------------------------
Stanley Weinstein